SECURITIES AND EXCHANGE COMMISSION
              Washington, D.C. 20549


                    FORM 8-K

                CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 30, 2006


             SCIENTIFIC INDUSTRIES, INC.
______________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	   	  000-6658      	   04-2217279
_______________  	____________	__________________
(State or other   (Commission    	(IRS Employer No.)
jurisdiction of    File Number)
incorporation)

               70 Orville Drive
            Bohemia, New York 11716
______________________________________________________
(Address of principal executive offices)


                (631) 567-4700
______________________________________________________
Registrant's telephone number, including area code


                 Not Applicable
______________________________________________________
(Former name or former address, if changed since last report)





ITEM  2.01	Completion of Acquisition or Disposition of Assets

On November 30, 2006, Scientific Industries Inc., (the "Company") acquired the outstanding capital stock of Altamira Instruments, Inc., a Delaware corporation ("Altamira"), a privately held company engaged from its facility in Pittsburgh, Pennsylvania, in the production and sale of a variety of custom catalyst research instruments. The acquisition was pursuant to a Stock Purchase Agreement dated as of November 30, 2006 (the "Agreement") between the Company and the sellers - Grace Morin (90.36%), Heather H. Haught (4.82%) and William D. Chandler (4.82%).
Pursuant to the Agreement, the Company in the foregoing proportions paid the Sellers an aggregate of $400,000 in cash, issued an aggregate of 125,000 shares of Common Stock and agreed to make additional cash payments equal to five percent (5%) in the aggregate, subject to possible adjustment, of the net sales of Altamira for each of five periods - the first period is December 1, 2006 through June 30, 2007, the next three are to be each of the years ending June 30, 2008, June 30, 2009 and June 30, 2010 and the fifth period is to be July 1, 2010 through November 30, 2010.

For Altamira's fiscal year ended December 31, 2005 and the six months ended June 30, 2006, net sales were $1,365,712 and $881,469, respectively, and its pre-tax net income was $99,717 and $123,085, respectively.

The Company agreed to have Altamira continue to employ Ms. Morin, who was founder and President of Altamira, for up to 90 days at her current salary of $78,000 per annum and as a consultant on an hourly basis at $65 per hour for the time required by Altamira within the period thereafter through November 30, 2008. Pursuant to the Agreement, the Company had Altamira enter into an employment agreement with Brookman
P. March, who was its Vice President and a Director and is the husband of Ms. Morin, employing him as Director of Marketing and Sales. The employment agreement provides for a two-year term with the Company having two one-year renewal options, at a salary of $110,000 per annum during the initial two-year term to be increased by 2% during each of the two-year extension periods plus adjustments based on annual increase in the consumer price index. The Agreement and the employment agreement contain non-competition and non-solicitation covenants.

The Sellers agreed that the Shares of the Company's Common Stock were being acquired for investment purposes only without any intention to sell, pledge or distribute them and that the certificates for the Shares bear a legend restricting their disposition without being registered under the Securities Act of 1933, as amended, (the "Act") or exempt from registration. The Company agreed to provide the Sellers with rights to register under the Act, the shares of Common Stock for reoffering in a registration statement being filed on behalf of a Company offering or offering on behalf of other stockholders.

The issuance of the Shares was exempt from registration under the Act pursuant to Section 4(2) thereof.

The shares are held by the Company in escrow to secure indemnification obligations to the Company of the Sellers with respect to any claim made pursuant to the Agreement within one year following the Closing.

As a result of the issuance, there are 1,125,352 shares of Common
Stock outstanding.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

	See relevant information under Item 2.01 with respect to the issuance of an aggregate of 125,000 shares of Common Stock by the Company as partial consideration for its acquisition of the outstanding capital stock of Altamira Instruments, Inc.

ITEM 5.01	ELECTION OF DIRECTORS

	At the Annual Meeting of the Board of Directors the Company held on December 4, 2006, the Board increased the number of Directors from five to six and pursuant to the Stock Purchase Agreement, dated November 30, 2006 between the Company and Grace Morin, then President, Director and holder of 90.36% of the outstanding capital stock of Altamira Instruments, Inc. and the two other holders of its capital stock
(see Item 2.01) elected Ms. Morin as the second Class B Director to serve until the next Annual Meeting of Stockholders following the year ended June 30, 2007.

	Ms. Morin (age 58) has been the President and Director of Altamira since December 2003. Prior thereto she was a general business consultant for two years and had been prior thereto a member of senior management of a designer of glass flow environmental engineered products for approximately four years.

	In consideration for the sale of her shares, Ms. Morin received $361,440 and 112,950 shares of Common Stock and will receive 90.36% of future cash payments made pursuant to the Stock Purchase Agreement.

	See Item 2.01 for information as to (i) Ms. Morin's engagement by Altamira post-acquisition, and (ii) the employment agreement between Altamira and Mr. Brookman P. March, who had been Vice President and Secretary since November 2004 and a Director since October 2004 of Altamira and is the husband of Ms. Morin.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

The Company intends to file the financial statements of the business acquired under cover of a Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(b)	Pro Forma Financial Information

The Company intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(c) Exhibits

Exhibit No.        Exhibit
__________        _________________________
2.1	Copy of Stock Purchase Agreement dated as of November 30, 2006 *

10(a)	Copy of Escrow Agreement relating to above Stock Purchase Agreement
10(b)	Copy of Registration Rights Agreement relating to above Stock
Purchase Agreement
10(c)	Copy of Employment Agreement between Altamira Instruments Inc., and Brookman P. March


_______________________________________________________________
*Disclosure Schedules to this Exhibit have been omitted pursuant to
Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplemental copies of any of the omitted Disclosure Schedules to the SEC upon request.


                           SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SCIENTIFIC INDUSTRIES, INC.
                                        (Registrant)


                                        Date:	December 5, 2006
			                      By: /s/ Helena R. Santos
                                        ________________________
                                        Helena R. Santos,
			                 	    President and Chief Executive
 			                      Officer